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                                                                  EXHIBIT 4.0


                         SERIES B CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT



         This Preferred Stock Purchase Agreement ("Agreement") is made as of this 30th day of March, 1999 by and between Scan-Graphics, Inc., a Pennsylvania corporation (the "Company"), and Seaside Partners, L.P., a Delaware limited partnership (the "Investor").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Convertible Preferred Stock.

            1.1 Investment by the Investor. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the Company will issue and sell to the Investor, and the Investor will purchase, up to an aggregate of 1,000 shares (the "Securities") of the Class A, Series B Convertible Preferred Stock, par value $2.00 per share, of the Company (the "Series B Stock") having the terms set forth in the Articles of Amendment of the Company, the form of such Articles of Amendment attached hereto as Exhibit A (the "Articles of Amendment"), at a purchase price per share of $1,000, for an aggregate purchase price of $1,000,000 (the "Investment Amount"). For purposes of this Agreement, the "Closing Price" shall be $2.30.

            1.2 Closing. The purchase and sale of the Securities (the "Closing") shall take place at the offices of Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, New Jersey 08540 at 10:00 a.m. on March 30, 1999 (the "Closing Date").

            1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Series B Stock for working capital purposes.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Investor, except as set forth on the Schedule of Exceptions furnished to the Investor and attached hereto as Exhibit B, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could have a material adverse effect on its business, properties, operations, earnings, assets, liabilities, condition (financial or otherwise) or prospects (collectively, "Condition").

            2.2 Capitalization.

                (a) After giving effect to the transactions contemplated by this Agreement, and immediately after the Closing, the capital stock of the Company, as authorized by the Articles of Incorporation and the Articles of Amendment, will consist of: (i) 50,000,000 shares of Common Stock, (A) 20,691,942 shares of which are issued and outstanding, (B) 3,000,000 shares of which are reserved for issuance to key employees, non-employee directors and consultants of the Company under the Company's 1992 Long-Term Incentive Plan, as amended, (C) 500,000 shares of which are reserved for conversion of the outstanding Class A Preferred Stock, Series A, par value $2.00 per share (the "Series A Preferred Stock"), (D) 2,148,000 shares of which remain reserved for conversion of the outstanding Series E Preferred Stock ("Series E Preferred Stock"), (E) 2,754,322 shares of which are reserved for exercise of warrants issued in connection with the Series E Preferred Stock, (F) approximately 939,130 shares of which are reserved for conversion of the Series B Stock, (G) 3,000,016 shares of which are reserved for the exercise of outstanding warrants issued in connection with the Class A Preferred Stock, Series D (the "Series D Preferred Stock"), and (H) 3,625,349 shares of which are reserved for the exercise of other outstanding warrants, including warrants issued in connection with the Class A Preferred Stock, Series C (the "Series C Preferred Stock"); (ii) 2,000,000 shares of Class B Preferred Stock, none of which are issued and outstanding or available for reissuance; and
(iii) 1,000,000 shares of Class A Preferred Stock, (A) 500,000 shares of which have been designated Series A Preferred Stock, all of which are issued and outstanding, (B) 5,000 shares of which have been designated Series B Stock, 1,000 shares of which are issued and outstanding, (C) 5,200 shares of which have been designated Series E Preferred Stock, 3,222 shares of which are issued and outstanding, (D) 125,000 shares of which have been designated as Series C Preferred Stock, none of which are issued and outstanding or available for reissuance, and (E) 3,300 shares of which have been designated as Series D Preferred Stock, none of which are issued and outstanding or available for reissuance. The rights, privileges and preferences of the Class B Preferred Stock, the Class A Preferred Stock (including, without limitation, the Series B Stock) and the Common Stock are as stated in the Articles of Incorporation and the Articles of Amendment.

                (b) Except for Common Stock reserved for issuance as described in subsection (a) above, as of the Closing, the Company will not (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and, except as otherwise contained in the Articles of Incorporation, the Articles of Amendment or pursuant to the terms of any of the Purchase Documents, as defined in section
2.3 below, no person will have any right to subscribe for or to purchase (including conversion or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose; or (iii) be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). All of the issued and outstanding shares of Common Stock, Class B Preferred Stock and Class A Preferred Stock (including, without limitation, the Series B Stock) have been

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duly and validly issued and are fully paid and nonassessable and all of the shares of Conversion Stock and the Warrant Shares, when issued as contemplated hereby, will be validly issued, fully paid and nonassessable. To the best knowledge of the Company, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock, other than the agreements regarding transfer contained herein. Schedule I attached hereto includes a complete and correct list of the name of each of the Company's current or former officers, directors, employees or Persons that beneficially own in excess of 5.0% of the outstanding equity interest of the Company (each, a "Principal Owner") and the number of shares of Common Stock owned by each such Principal Owner as of the Closing Date.

            2.3 Authority; Execution and Delivery; Requisite Consents; Nonviolation. The Company has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and each other document or instrument executed by it, or any of its officers, in connection herewith or therewith or pursuant hereto or thereto (this Agreement, together with all of the foregoing documents and instruments, are sometimes collectively referred to herein as the "Purchase Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Purchase Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and each of the other Purchase Documents that has been executed as of the date hereof are, and each of the Purchase Documents will be as of the Closing, duly executed and delivered by the Company and the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance of this Agreement and the other Purchase Documents, the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the offer, sale and delivery by the Company of the Securities) will not: (a) except for the filing of the Articles of Amendment, require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Governmental Authority") or any other individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "Person"); (b) violate or conflict with any provision of the Articles of Incorporation, the Articles of Amendment or the By-laws of the Company, a complete and correct copy of which has been provided to counsel to the Investor; or (c) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of termination, cancellation or acceleration or to a loss of a material benefit under any Law (as defined in Section 2.6 below), Permit (as defined in Section
2.6 below), Order (as defined in Section 2.5 below), or contract, agreement, arrangement or understanding, written or oral, to which the Company is or hereafter may be a party or by which the Company or its properties are or hereafter may be bound.

            2.4 Subsidiaries. Except as set forth on Schedule 2.4, the Company has no subsidiaries and does not, and prior to the Closing will not, own or control, directly or indirectly, any partnership interests, stock or other

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equity interests in any partnership, corporation or other entity or any voting rights or right to control the policies and direction of any partnership, corporation or other entity.

            2.5 Litigation. Except as set forth on Schedule 2.5, there is no action, suit, proceeding, investigation or governmental approval process (collectively, "Actions") pending or, to the best knowledge of the Company, threatened against it, or affecting any of its properties or assets (including, without limitation, any of its Permits) which individually or in the aggregate could have a material adverse effect on its Condition, nor is there any basis for any such Action. To the best knowledge of the Company, there is no Action against any of its directors, officers or employees in connection with its business which, in the event of an adverse judgment against any such Person, could have a material adverse effect on the Condition of the Company, nor is there any basis for any such Action. The foregoing includes, without limitation, any Action pending or, to the Company's best knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any employees of the Company, their use in connection with the business of the Company of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its assets or properties, nor, in connection with its business, any of its directors, officers or employees, is subject to any order, judgment, writ, injunction, decree, ruling or decision (collectively, an "Order") of any Governmental Authority which is material to the Condition of the Company. There is no Action by the Company currently pending or which the Company intends to initiate which is material to its Condition.

            2.6 Compliance with Laws; Permits. Assuming the accuracy of the representations made by the Investor pursuant to Section 3 hereof, the offer and sale of the Securities to the Investor will be in compliance with all applicable federal and state securities laws. The Company has not violated or failed to comply with, in any material respect, any statute, law, ordinance, rule, regulation or policy of any Governmental Authority (collectively, "Laws") to which it or any of its properties or assets is subject. The Company has all permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the "Permits") that are material to the conduct of its business as presently conducted and as proposed to be conducted; all such Permits are, and as of the Closing will be, in full force and effect; no violations or notices of failure to comply have been issued or recorded in respect of any such Permits; and the Company has no knowledge of any reason why such Permits may be revoked or suspended. All applications, reports, notices and other documents required to be filed by the Company with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the date hereof. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Company, the Company knows of no reason why such Permits should not be approved and granted by the appropriate Governmental Authority. Neither the Company nor any of its officers, employees or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other Person in an attempt to influence any such Person to take or to refrain from taking any action relating to the Company.

            2.7 Absence of Certain Changes or Events. Since December 31, 1997, there has been no change in the Condition of the Company, except for changes in

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

the ordinary course of business consistent with past practice which have not been, in the aggregate, materially adverse to the Company.

            2.8 Title to Assets. The Company has good and marketable title to all of its owned assets and properties, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "Liens"). With respect to any assets or properties it leases, the Company holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, with the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company that are material to the conduct of business as presently conducted or as proposed to be conducted by it are in good operating condition and repair, subject to ordinary wear and tear. The inventory of the Company is in good and marketable condition, does not and will not include any material quantity of items which are obsolete, damaged or slow moving, and is salable (or may be leased) in the normal course of business as currently conducted by it, at current applicable prices and within normal inventory "turn" experience.

            2.9 Contracts. True and correct copies of all contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understanding, written or oral (collectively, "Contracts") which are material to the Condition of the Company have been made available to the Investor. All of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the best knowledge of the Company, the other parties thereto; the Company and, to the best knowledge of the Company, each other party thereto, has performed in all material respects all obligations required to be performed by it under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

            2.10 Intellectual Property. (a) (i) The Company owns, or has the right to use, all United States and foreign patents, trademarks, service marks, trade names, brand names, computer software and programs, franchises, technology, know-how and processes, and registered copyrights, and any applications for any of the foregoing (collectively, the "Intellectual Property") of any kind in which the Company has an interest or which is otherwise used in, or relates to its business. Schedule II hereto contains a true, correct and complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents that are used in the Company's business or are otherwise necessary for the conduct of its business as heretofore conducted and all licenses or agreements that in any way affect the rights of the Company to any of its Intellectual Property or any trade secret material (the "Intellectual Property Licenses").

                    (ii) Subject to the limitations set forth in the Intellectual Property Licenses, the Company has all right, title and interest in all of the owned Intellectual Property, free and clear of all Liens. The Company owns or has the exclusive or non-exclusive right to use all Intellectual Property or trade secrets necessary to conduct its business as now being conducted or as proposed to be conducted. The Company owns or possesses

                                      -5-
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sufficient licenses or other rights to use all Intellectual Property covered by its patents or patent applications necessary to conduct its business as now being conducted and as proposed to be conducted by the Company.

                    (iii) The Company has not disclosed, other than in the ordinary course of business and consistent with past practice and pursuant to the Intellectual Property Licenses, any proprietary information relating to the Intellectual Property or the Intellectual Property Licenses to any person other than the Investor. The Company has at all times maintained reasonable procedures to protect and have enforced all of its trade secrets. The Company has disclosed trade secrets to other Persons solely as required for the conduct of its business and solely under nondisclosure agreements that are enforceable by the Company. Other than pursuant to the Intellectual Property Licenses, the Company is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property, any trade secret material to the Company or the Intellectual Property Licenses, nor, to the best knowledge of the Company, is any other party to the Intellectual Property Licenses under any such obligation to disclose proprietary information included in or relating to Intellectual Property, any trade secret material to the Company or the Intellectual Property Licenses to any Person, and no event has taken place, including the execution and delivery of this Agreement and the transactions contemplated hereby or any related change in the business activities of the Company, that would give rise to such obligation.

                    (iv) The consummation of the transactions contemplated hereby will not alter, adversely affect or impair the rights of the Company to any of the Intellectual Property, any trade secret material to it, or under any of the Intellectual Property Licenses.

                (b) (i) No claim with respect to the Intellectual Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted and as proposed to be conducted is currently pending or, to the best knowledge of the Company, has been asserted, or overtly threatened by any Person, nor does the Company know of any grounds for any claim against the Company, (A) to the effect that any operation or activity of the Company presently occurring or contemplated, including, inter alia, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

                    (ii) The Company is not aware of any presently existing United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity contemplated by the Company.

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                (c) (i) The United States and foreign patents and patent
applications owned by the Company listed in Schedule II hereto (the "Patents and Applications") as part of the Intellectual Property have been properly prepared and filed on behalf of the Company as named therein and are being diligently pursued by the Company. The inventions described in the Patents and Applications are assigned or licensed to the Company and no other entity or individual has any right or claim in any of the inventions, Patents and Applications or any patents to be issued therefrom, except as set forth in the Intellectual Property Licenses. To the Company's best knowledge, there are no defects in any of the Patents and Applications that would cause any of them to be held invalid or unenforceable. All relevant prior art of which the Company is aware has been filed in the Patents and Applications.

                    (ii) The Company has delivered to the Investor all information in its possession or of which it has knowledge concerning the Patents and Applications and has no knowledge of any objection or proceeding, pending or threatened, that would affect the validity of any patent issued pursuant thereto. The Company has furnished to the Investor all prior art, of which it presently has knowledge, that may be material to the validity or enforceability of the patent claims being prosecuted in the Patents and Applications.

                    (iii) Except in connection with the prosecution of the patent applications listed in Schedule II hereto, there are no pending judicial or governmental proceedings, including but not limited to interferences and oppositions, relating to any of the Patents and Applications or any other proprietary information to which the Company is a party or by which any property (such term "property" specifically to include rights pursuant to licenses or options or other rights to acquire licenses) of the Company is subject, and no such proceedings are threatened or contemplated by Governmental Authorities or other Persons.

                (d) Nothing has come to the attention of the Company that has caused it to believe that this Section 2.10, as of the date hereof and as of the Closing, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

            2.11 Insurance. The Company has in full force and effect all insurance policies as are sufficient for compliance with all requirements of Law and applicable agreements.

            2.12 Labor Union Activities; Employee Relations. No employee of the Company is represented by any labor union or covered by any collective bargaining agreement; nor, to the best knowledge of the Company, has any labor union sought to represent any of its employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the best knowledge of the Company, threatened. To the best knowledge of the Company, no officer or key employee intends to terminate his employment with it. To the best knowledge of the Company, no officer or key employee of it is a party to or bound by any Contract, or subject to any restrictions (including, without limitation, any non-competition restriction), which would restrict the right of such person to participate in the affairs of the Company.

            2.13 ERISA. The Company does not maintain (nor has it ever maintained) nor does it have (nor has it ever had) any obligation under

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(including, without limitation, any obligation to contribute to) an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            2.14 Taxes. All federal, state, city, county, local and foreign income, franchise, sales, use and value added tax returns and reports, and all other material tax returns and reports required to be filed by the Company in those or in any other jurisdiction (collectively, "Returns") have been timely filed. All such Returns are true, correct and complete in all material respects. All taxes, assessments, fees, interest, penalties and other charges with respect thereto (collectively, "Taxes") due or claimed to be due from the Company have been paid except to the extent reserved against on the Company's financial statements. No income tax return of the Company has been audited by the applicable Governmental Authority, and there are in effect no waivers of the applicable statute of limitations for Taxes in any jurisdiction for the Company for any period.

            2.15 Environmental Matters. The business, assets and properties of the Company are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws"). No event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute non-compliance by the Company with, or a violation by the Company of, the Environmental Laws. The Company has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in compliance with the Environmental Laws.

            2.16 Books and Records. The books of account, ledgers and records of the Company accurately and completely reflect in all material respects all information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable. The minute books of the Company fully set forth all action taken by its Board of Directors, stockholders and, if any, executive committee (or other committee thereof).

            2.17 Transactions with Affiliates. Except as set forth on Schedule 2.17, the Company has not had any direct or indirect dealings with any Principal Owner or with any of such Principal Owner's Affiliates, associates or relatives. The Company has no obligation to or claim against any Principal Owner, or any of such Principal Owner's Affiliates, associates or relatives, and no such Person has any obligation to or claim against the Company. All products, services or benefits provided to the Company by any such Person, or provided by the Company to any such Person are provided at a charge equal to the fair market value of such products, services or benefits. No Principal Owner, nor any of such Principal Owner's Affiliates, associates or relatives, has any direct or indirect interest of any kind in any business or entity which is competitive with the Company. "Affiliate" of a specified Person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

            2.18 Registration Rights. Except as set forth on Schedule 2.18, no Person has, and as of the Closing no Person shall have, demand, "piggy-back" or

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other rights to cause the Company to file any registration statement under the
Securities Act of 1933, as amended (the "Securities Act"), relating to any of its securities or to participate in any such registration statement.

            2.19 No Brokers or Finders. Except as set forth on Schedule 2.19, neither the Company nor any of its respective Affiliates has entered or will enter into any agreement pursuant to which the Company or the Investor will be liable, as a result of the transactions contemplated by this Agreement or any of the Purchase Documents, for any claim of any person for any commission, fee or other compensation as finder or broker and the Company agrees to indemnify the Investor for any liability resulting from any such agreement.

            2.20 Investment Company Act. The Company is not an "investment company" nor is the Company directly or indirectly controlled by or acting on behalf of any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

            2.21 Disclosure. In connection with the purchase of the Securities by the Investors as contemplated hereby, the Company has, to its knowledge, disclosed to the Investor all material facts and information concerning the Company, its Condition and the Securities, and has not, to its knowledge, made any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained herein or in any of the other Purchase Documents not misleading.

            2.22 Year 2000 Compliance. The Company has reviewed its products, business and operations which could be adversely affected by the risk that computer applications developed, marketed, sold and delivered or used by the Company may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Company's products and services provided or delivered to its customers and the Company's internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, the Company has surveyed those vendors, suppliers and other third parties (collectively, the "Outside Parties") with which the Company does business and whose failure to adequately address the Year 2000 Problem could have a material adverse effect on the Condition of the Company. Based upon the aforementioned internal review and surveys of the Outside Parties, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a material adverse effect on the Condition of the Company.

            2.23 SEC Documents. The Company has filed, pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all SEC Documents (as defined below) required to be filed with respect to the business and operations of the Company under each of the Securities Act and Exchange Act, and the respective rules and regulations thereunder, and all of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed. At the respective dates they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under

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which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents complied as to the form in all material respects with the applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the period involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of the Company as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of certain footnote disclosures. "SEC Documents" means all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed with respect to the business and operations of the Company under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder.

         3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to, and agrees with, the Company as follows:

            3.1 Organization. The Investor is, and as of the Closing will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

            3.2 Authorization. The Investor has, and as of the Closing will have, all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes its legal, valid and binding obligation, enforceable against the Investor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

            3.3 No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation by the Investor of the transactions contemplated hereby, violates any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency applicable to the Investor, or violates, or conflicts with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Investor is a party or by which the Investor is bound.

            3.4 No Litigation. No action, suit or proceeding against the Investor relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action against the Investor seeking to delay or enjoin any such transactions is pending or, to the Investor's knowledge, threatened.

            3.5 Investment Intent. The Investor (i) is an accredited investor within the meaning of Rule 501(a) under the Securities Act, (ii) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement and is aware that the certificates representing the Investor's respective ownership of Series B Stock will bear related restrictive legends and (iii) except as otherwise set forth herein, is acquiring the shares of the Company hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act, for investment for its own account, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares. The Investor has been given the opportunity to ask questions of, and receive answers from, the officers of the Company regarding the Company, its current and proposed business operations and the Series B Stock, and the officers of the Company have made available to the Investor all documents and information that the Investor has requested relating to an investment in the Company. The Investor has been represented by competent legal counsel in connection with its purchase of the Series B Stock and acknowledges that the Company has relied upon the Investor's representations in this Section 3 in offering and selling Series B Stock to the Investor.

            3.6 No Brokers or Finders. Neither the Investor nor any of its respective Affiliates has entered or will enter into any agreement pursuant to which the Investor or the Company will be liable, as a result of the transactions contemplated by this Agreement or any of the Purchase Documents, for any claim of any person for any commission, fee or other compensation as finder or broker and the Investor agrees to indemnify the Company for any liability resulting from any such agreement.

            3.7 Economic Risk; Restricted Securities. The Investor recognizes that the investment in the Securities involves a number of significant risks. The foregoing, however, does not limit or modify the representations, warranties and agreements of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon. The Investor is able to bear the economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

            3.8 Hedging Activities. The Investor has no intention to engage in, or has any agreement to engage in, any hedging transactions (including, but not limited to, short sales, put and call options, cashless collar transactions or other forms of derivative security transactions) with respect to the Common Stock.

         4. Conditions of the Investor's Obligations at Closing. The obligation of the Investor to purchase the Securities to be purchased by it at the Closing is subject to the fulfillment to the Investor's satisfaction, prior to or at the Closing, of each of the following conditions:

            4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the other Purchase Documents shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

            4.2 Filing of Articles of Amendment. The Articles of Amendment shall have been adopted by the Board of Directors of the Company and filed with the Secretary of State of the Commonwealth of Pennsylvania.

            4.3 Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement and the other Purchase Documents to be performed or complied with by it prior to or at the Closing.

            4.4 Stock Certificates. Etc. At the Closing, the Company shall have tendered to the Investor a certificate representing the Investor's shares of Series B Stock, all in form and substance satisfactory to the Investor and sufficient to transfer to and vest in the Investor good and valid title to the Securities, free and clear of any Lien.

            4.5 Conduct of Business. The Company shall carry on its business diligently and shall not make or institute any unusual methods of management, accounting or operation, except as agreed to in writing by the Investor. All of the property of the Company shall be used, operated, repaired and maintained in a normal business manner consistent with past practice

            4.6 Compliance With Laws. The Company will comply in all material respects with all laws and regulations which are applicable to it, its ownership of its assets or to the conduct of its business and will perform and comply in all material respects with all contracts, commitments and obligations by which it is bound.

            4.7 No Material Adverse Change. There shall not have occurred any material adverse change in the Condition of the Company.

            4.8 Consents. The Company shall have obtained all consents, approvals or waivers from Governmental Authorities and third Persons necessary for the execution, delivery and performance of this Agreement, the other Purchase Documents and the Articles of Amendment, and the transactions contemplated hereby and thereby, all without material cost or other adverse consequences to the Company. Without limiting the generality of the foregoing, if applicable, each of the Company's existing stockholders shall have waived any preemptive right or right of first offer any such stockholder may have to purchase any of the Securities.

            4.9 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement, the other Purchase Documents or the transactions contemplated hereby or thereby or which might materially adversely affect the Condition of the Company.

            4.10 Opinion of Counsel. The Investor shall have received from Schnader Harrison Segal & Lewis LLP an opinion dated as of the Closing, in the form attached hereto as Exhibit C.

            4.11 Compliance Certificate. The Investor shall have received a certificate dated as of the day of the Closing executed by the President and the Chief Financial Officer of the Company certifying that the conditions specified in this Section 4 have been fulfilled.

            4.12 Related Documents. The Purchase Documents shall have been executed and delivered by each of the parties thereto and in full force and effect, and the Articles of Amendment, and all amendments thereto, if any, shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania and shall be in full force and effect.

            4.13 Due Diligence. The Investor shall have completed its business, financial and legal due diligence to its satisfaction, in its sole judgment.

            4.14 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor and its counsel, in all material respects, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as the Investor may reasonably request.

            If at the Closing the Company fails to tender to the Investor the documents specified herein which are required to be delivered to the Investor at the Closing or if at the Closing any of the conditions specified in this Section 4 shall not have been fulfilled to the Investor's reasonable satisfaction, the Investor shall, at its election, be relieved of all further obligations under this Agreement.

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

            5.1 Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing as if made on and as of such date.

            5.2 Payment of Purchase Price. The Investor shall have delivered to the Company the purchase price specified in Section 1 hereof.

            5.3 No Litigation. There shall not be any Action of or before any Governmental Authority or other Person pending or threatened with respect to this Agreement or the transactions contemplated hereby.

            5.4 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and its counsel, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

            If at the Closing the Investor fails to tender to the Company the payment or documents specified herein which are required to be delivered to the Company at the Closing or if at the Closing any of the conditions specified in this Section 5 shall not have been fulfilled to the Company's reasonable satisfaction, the Company shall, at its election, be relieved of all further obligations to the Investor under this Agreement.

         6. Certain Post-Closing Covenants of the Company. The Company covenants and agrees with the Investor as follows:

            6.1 Board Meetings; Observer Rights. The Company will use its best efforts to ensure that its Board of Directors holds meetings no less than four times per year. The Company shall give to the Investor notice of each meeting of the Board of Directors of the Company and of each committee thereof at the same time and in the same manner as notice is given to the directors of the Company. One designee of the Investor shall be entitled to attend in person, as an observer, all meetings held in person and to listen to telephone meetings of the Board of Directors of the Company and of each committee thereof solely for the purpose of allowing the Investor to have current information with respect to the affairs of the Company. The Company shall provide to the Investor, in connection with each meeting its observer designee is entitled to attend, whether or not present at such meeting, copies of all notices, minutes, consents and all other materials or information that it provides to the directors with respect to such meeting, at the time such materials and information are given to its directors (except that materials and information provided to directors of the Company at meetings at which a designee of the Investor is not present shall be provided to the Investor promptly after the meeting). If the Board of Directors of the Company or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Investor prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall bear all reasonable travel and related expenses incurred by the observer designee of the Investor associated with attending meetings. The Investor's observer rights under this Section 6.1 shall terminate in the event the Investor holds less than 250 shares of Series B Stock.

            6.2 Annual Meetings. The Company will hold an annual meeting of all stockholders at which information with respect to its business will be furnished and discussed.

            6.3 Information. The Investor and its assignees shall be entitled to receive, and the Company agrees to provide to the Investor and its assignees, the following:

                (a) Financial and Related Data.

                    (i) As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, the Company shall deliver to the Investor its Quarterly Report on Form 10-Q.

                    (ii) As soon as available, but in any event within ninety
(90) days after the end of each fiscal year of the Company, the Company shall deliver to the Investor its Annual Report on Form 10-K.

                    (iii) Promptly, but in any event within ten (10) days, after any distribution to its stockholders generally or to specific stockholders by agreement, to its directors, to prospective investors or to the financial community of an annual report, proxy statement, registration statement or other similar report or communication, a copy of each such report, proxy statement, registration statement or other similar report or communication; and promptly, but in any event within ten (10) days after any filing with the Securities and Exchange Commission or with any national securities exchange or with the National Association of Securities Dealers, Inc., of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement; and promptly, but in any event within two (2) business days, after released, copies of all press releases and other statements made available generally by the Company to the public concerning material developments.

                    (iv) From time to time, and promptly, such additional information and financial data regarding results of operations, financial condition, business, affairs or prospects of the Company, which the Investor may reasonably request. Notwithstanding the foregoing, the Company shall not be required to disclose to the Investor material non-public information as determined in good faith by the Board of Directors.

                (b) Access to Properties. The Company shall permit representatives designated by the Investor, upon reasonable prior notice to the Company, to visit and inspect each of the Company's properties, Notwithstanding the foregoing, the Company shall not be required to disclose to the Investor material non-public information as determined in good faith by the Board of Directors to examine its respective corporate and financial records (and make copies thereof or extracts therefrom), to discuss its respective affairs, finances and accounts with the Company's directors and officers, and, through the President or chief financial officer of the Company's, as the case may be, its key employees and accountants, all at such reasonable times as may be requested by the Investor.

            6.4 Exemption from Investment Company Act. The Company shall conduct its business so that it shall not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            6.5 Accounting and Reserves. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with GAAP applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such proper reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

            6.6 Transactions with Affiliates. Except for arrangements for development research involving aggregate amounts less than $60,000, the Company shall not, directly or indirectly, enter into any transaction or agreement with any stockholder of the Company or any Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as defined below) and (ii) on terms no less favorable to the Company than those obtainable from a non-Affiliated Person. A "Disinterested Director" shall mean an individual who is not and who has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

            6.7 Additional Covenants.

                (a) The Company shall timely file all such SEC Documents required to be filed by it pursuant to the Exchange Act in order to permit sales under Rule 144 of the Securities Act.

                (b) During any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company shall make available information required to be provided by Rule 144A(d)(4), upon request.

                (c) Upon the request of the Investor and the certification of the Investor that it qualifies under Rule 144(k) of the Securities Act, the Company shall, without further requirement, remove all restrictive legends from the Investor's securities, insofar as such restrictions relate to the transfer of such securities under the Securities Act.

            6.8 Issuance of Warrants. In the event that upon the first anniversary of the Closing Date (the "Anniversary Date") the average of the closing prices of the Common Stock on the Nasdaq SmallCap Market (or such other quotation system or securities exchange upon which the Company's Common Stock is then traded) as reported by the Nasdaq Stock Market on the 25 consecutive trading days immediately preceding the Anniversary Date (the "Anniversary Price") is less than 1.45 times the Closing Price, the Company shall grant to the Investor five-year warrants ("Warrants") to purchase, at an exercise price equal to the Anniversary Price, such number of shares of the Common Stock as determined in accordance with the following formula:

                 I                ((1.45 x CP) - AP)
  W=         ----------     x      ----------------
             (CP x 50%)               0.45 x CP

where:

W = the number of Warrants issuable pursuant to this Section 6.8.

I = the Investment Amount.

CP = the Closing Price.

AP = the Anniversary Price.

The form of such Warrants is attached hereto as Exhibit D. It is understood and agreed that in no event shall the Anniversary Price be deemed to be less than 50% of the Closing Price.

            6.9 Registration of Shares of Conversion Stock and the Warrant
Shares.

                (a) The Company agrees to register the shares of Conversion Stock by filing a registration Statement on Form S-3 (or any successor form thereto) with respect to the shares of Conversion Stock and using its best efforts to have such registration statement declared effective on or prior to the Anniversary Date. The Company shall cause such registration statement to remain effective for three (3) years following the Anniversary Date.

                (b) The Company agrees to use its best efforts to register the Warrant Shares by filing a registration statement on Form S-3 (or any successor form thereto), as soon as practicable after the Anniversary Date, but in no event later than thirty (30) days after the Anniversary Date, and using its best efforts to have such registration statement become effective as soon as practicable. The Company shall cause such registration statement to remain effective for three (3) years following the Anniversary Date.

                (c) In the event the Company fails to satisfy its obligations to the Investor under this Section 6.9, the Company shall be obligated to pay to the Investor liquidated damages in an amount equal to six percent (6%) per month (or any part thereof), compounded monthly, on the Investment Amount, until such time the Company is no longer in breach of this Section 6.9. Any payments due to the Investor pursuant to this Section 6.9(c) shall be made no later than the fifteenth (15th) day of the month following the month in which such liquidated damages were incurred.

            6.10 Stockholder Approval. In the event the aggregate number of shares of Common Stock issuable upon the conversion of the Securities, the Warrants and any other securities that may be integrated therewith exceeds 19.9% of the Company's issued and outstanding capital stock as of the Closing Date, the Company shall use its best efforts to obtain stockholder approval as required by NASD Rule 4310(c)(25)(H)(i) as soon as practicable. Until such stockholder approval is obtained, the maximum number of shares of Common Stock issuable upon conversion of the Series B Stock and upon exercise of the Warrants shall not exceed 19.9% of the Company's issued and outstanding capital stock as of the Closing Date. In the event such stockholder approval is not obtained by the Anniversary Date then, at any time after the Anniversary Date until such time such stockholder approval is obtained, out of any assets of the Company legally available therefor, the Investor shall have the right to require to Company to redeem shares of the Series B Stock (the "Redeemed Shares") at a price per share equal to the closing price of the Common Stock on the Nasdaq SmallCap Market (or such other quotation system or securities exchange upon which the Company's Common Stock is then traded) less the Conversion Price (as defined in the Articles of Amendment) then in effect. The Company shall pay the Investor for the Redeemed Shares within five (5) business days after the demand for redemption is made by the Investor. Such amounts payable to the Investor under this Section 6.10 shall accrue interest at 8% per annum after such 5-day period and such accrued interest shall be payable on demand of the Investor.

         7. Certain Post-Closing Covenants of the Investor. The Investor covenants and agrees with the Company as follows:

            7.1 Hedging Activities. The Investor shall not engage in any hedging transactions (including short sales, put and call options, cashless collar transactions or other forms of derivative security transactions) with respect to the Common Stock that may have an impact on the market price of the Common Stock.

            7.2 Limitation on Sales. Except for block sales of 25,000 shares or more, commencing on the Anniversary Date, during any 10-day trading period, the Investor agrees that all sales of shares of Conversion Stock or Warrant Shares, if any, made by the Investor during such 10-day trading period shall not exceed twenty-five percent (25%) of total reported sales of shares of Common Stock during the immediately preceding 10-day trading period. Notwithstanding the foregoing, in the event there are additional Investors purchasing the Series B Stock at the Closing each such Investor shall be entitled to sell only such Investor's pro rata share of such shares of Conversion Stock or Warrant Shares, as the case may be, determined in accordance with the Investment Amount paid by each such Investor compared to the Total Investment Amount. The "Total Investment Amount" shall mean the sum of all Investment Amounts paid by each Investor purchasing the Series A Stock at the Closing.

         8. Miscellaneous.

            8.1 Expenses. The Company will each bear all reasonable legal and other expenses incurred by the Investor with respect to the execution of this Agreement and the execution of each of the Purchase Documents.

            8.2 Publicity. Except as may be required by Law, or in connection with a public offering, the Company shall neither use the name of, nor make reference to, the Investor or any of its Affiliates in any press release or in any public manner without the Investor's prior written consent.

            8.3 Indemnification. The Company agrees to indemnify the Investor and each officer, director, employee, agent, partner, stockholder and Affiliate of the Investor (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Purchase Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Purchase Documents, and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale of the Securities by the Company to the Investor.

            8.4 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall survive the transfer and payment for the Securities and the consummation of the transactions contemplated hereby; provided, however, that the representations and warranties of the parties set forth in Sections 2 and 3 shall survive until March 31, 2000.

            8.5 Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, if any, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Investor. After the Closing, except as set forth on Schedule 8.5, the Investor and its successors and assigns may, without the consent of the Company, assign this Agreement and the Investor's rights hereunder and under the other Purchase Documents (including, without limitation, the Securities purchased by the Investor), in whole or in part, to (i) any Affiliate of the Investor; (ii) any other transferee of at least 20% of the Securities acquired by the Investor; or (iii) in connection with an estate transfer, provided, however, that the Company shall not be required to permit such Assignment if such Assignment is in violation of federal securities regulations or relevant state "blue sky" laws.

            8.6 Amendment; Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, and compliance therewith may be waived (either generally or in a particular circumstance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and by the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor and the Company.

            8.7 Applicable Law. The laws of the State of New Jersey shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

            8.8 Judicial Proceedings. Any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the rights or interests of the Investor or the Company or the breach or alleged breach of this Agreement, whether arising during or at or after the termination of this Agreement (each of the foregoing disputes, controversies and claims hereinafter referred to as an "agreement dispute"), shall be brought only in a federal or state court located in the state of New Jersey, and each of the parties hereto (i) unconditionally accepts the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby and (ii) irrevocably waives any objection such party may now have or hereafter has as to the venue of any such proceeding brought in such a court or that such court is an inconvenient forum. Each of the parties hereto hereby waives trial by jury in any judicial proceeding to which they are parties involving an agreement dispute.

            8.9 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given
(x) on the date of delivery, if delivered personally or by telecopier, receipt confirmed, (y) on the second following business day, if delivered by a recognized overnight courier service, or (z) seven days after mailing, if sent by registered or certified, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

             (i)  If to the Company, to it at the following address:

                   Scan-Graphics, Inc.
                   649 North Lewis Road
                   Suite 220
                   Limerick, Pennsylvania 19468
                   Attention:  President
                   Telephone:  (610) 495-3003
                   Telecopier:  (610) 495-3092

                   with a copy to:

                   Schnader Harrison Segal & Lewis LLP
                   1225 Eye Street, N.W., Suite 600
                   Washington, D.C. 20005
                   Attention:  Robert B. Murphy, Esq.
                   Telephone:  (202) 216-4300
                   Telecopier:  (202) 775-8741

             (ii) If to the Investor, to it at the following address:

                  Seaside Partners, L.P.
                  623 Ocean Avenue
                  Sea Girt, New Jersey 08750
                  Attention:  Managing Director
                  Telephone:  (732) 449-9373
                  Telecopier:  (732) 449-2346
                  with a copy to:

                  Buchanan Ingersoll Professional Corporation
                  500 College Road East
                  Princeton, New Jersey 08540
                  Attention:  David J. Sorin, Esq.
                  Telephone:  (609) 987-6800
                  Telecopier:  (609) 520-0360

            8.10 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto or pursuant to such documents, including all exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to their subject matter.

            8.11 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            8.12 Descriptive Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

            8.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                                  * * * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                          SCAN-GRAPHICS, INC.:


                          By: /s/ Laurence L. Osterwise
                             -------------------------------------------------
                                Name:  Laurence L. Osterwise
                                Title: President and Chief Executive Officer


                          INVESTOR:


                          SEASIDE PARTNERS, L.P.

                          By:   SEASIDE ADVISORS, L.L.C.,
                                its general partner


                          By: /s/ William Ritger
                             -------------------------------------------------
                                Name:  William Ritger
                                Title:  Managing Director

                              ARTICLES OF AMENDMENT

                                       of

                               SCAN-GRAPHICS, INC.

                            STATEMENT OF DESIGNATION

                                       of

                  CLASS A, SERIES B CONVERTIBLE PREFERRED STOCK

                  Scan-Graphics, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation (the "Articles of Incorporation"), of the Corporation and in accordance with Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania, the Board of Directors of the Corporation adopted the following resolution establishing a series of 5,000 shares of Preferred Stock of the Corporation designated as "Class A, Series B Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, par value $2.00 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

                  There shall be a series of Preferred Stock designated as "Class A, Series B Convertible Preferred Stock" and the number of shares constituting such series shall be 5,000, subject to adjustment as provided herein. Such series is referred to herein as the "Series B Convertible Preferred Stock".

         1. Voting. The holders of shares of Series B Convertible Preferred Stock shall not be entitled to any vote with respect to such shares on any question or matter, except as expressly set forth herein or as required by applicable law.

         2. Dividends. Except as otherwise provided in this paragraph 2, the holders of shares of Series B Convertible Preferred Stock shall not be entitled to receive dividends. The holders of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends on the Common Stock paid solely in additional shares of Common Stock, except as provided in subparagraph 4D(4)) are paid with respect to the Common Stock (treating each share of Series B Convertible Preferred Stock as being equal to the number of shares of Common

Stock (including fractions of a share) into which each share of Series B Convertible Preferred Stock is then convertible).

         3. Liquidation, Dissolution and Winding-up.

            3A. Subject to adjustment as set forth in paragraph 3C below, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be paid an amount equal to $2.30 per share (the "Original Purchase Price") (which amount shall be subject to equitable adjustment whenever there shall occur a stock split combination, reclassification or other similar event involving the Series B Convertible Preferred Stock) plus, in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series B Convertible Preferred Stock, such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Preference Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Preference Payments." If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series B Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Series B Convertible Preferred Stock shall be distributed to such holders of the Series B Convertible Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series B Convertible Preferred Stock held by such holder bears to the total number of shares of Series B Convertible Preferred Stock then outstanding. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series B Convertible Preferred Stock.

            3B. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series B Convertible Preferred Stock shall have been paid in full the Series B Liquidation Preference Payments or funds necessary for such Series B Liquidation Preference Payments shall have been set aside by the Corporation in trust for the account of holders of the Series B Convertible Preferred Stock so as to be available for such Series B Liquidation Preference Payments, the holders of the Series B Convertible Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

            3C. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The (x) consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a wholly-owned subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale or transfer by the Corporation's stockholders of more than 50% in voting power of the Corporation's capital stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3.

Whenever the distributions provided for in this paragraph 3 shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         4. Conversion. The holders of shares of Series B Convertible Preferred Stock shall have the following conversion rights:

            4A. Right to Convert. Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right (the "Conversion Right"), at its option, to convert any such shares of Series B Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series B Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by the Original Purchase Price, plus a premium on such Original Purchase Price accruing at a rate equal to eight percent (8%) per annum (the "Original Purchase Price Premium"), and (ii) dividing the result by the conversion price equal to the Original Purchase Price or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            4B. Issuance of Certificates; Time Conversion Effected. Subject to the limitations in paragraph 4P, promptly after the receipt of the written notice referred to in paragraph 4A and surrender of the certificate or certificates for the share or shares of Series B Convertible Preferred Stock to be converted, but in no event later than ten (10) trading days following the Conversion Date (as defined below), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Convertible Preferred Stock. In the event the limitations in paragraph 4P do not apply and the Corporation fails to deliver the proper documentation to the Corporation's transfer agent such that the transfer agent may deliver to the holder such shares of Common Stock within such 10-trading day period, the Corporation shall be obligated to pay to the holder a late payment fee of (i) $100 for each $10,000 of shares of Series B Convertible Preferred Stock so converted (determined by multiplying such shares of Series B Convertible Preferred Stock by the Series B Conversion Price then in effect) per day for each of the first five (5) trading days following the specified date of delivery and (ii) $300 for each $10,000 of shares of Series B Convertible Preferred Stock so converted (determined by multiplying such shares of Series B Convertible Preferred Stock by the Series B Conversion Price then in effect) per day thereafter. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series B Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid (the "Conversion Date"), and at such time the rights of the holder of such share or shares of Series B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            4C. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Series B Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. In case the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 4C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series B Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in reference to the closing price of the Corporation's Common Stock on the Nasdaq SmallCap Market (or such other quotation system or securities exchange upon which the Corporation's Common Stock is then traded) on the Conversion Date, and based upon the aggregate number of shares of Series B Convertible Preferred Stock surrendered by any one holder of conversion into Common Stock.

            4D. Adjustment of Series B Conversion Price Upon Issuance of Common Stock. For a period not to exceed eighteen (18) months after the Closing Date (as defined in the Purchase Agreement), except as provided in paragraphs 4F and 4G, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 4D(1) through 4D(7), deemed to have been issued or sold, any shares of Common Stock for a consideration per share less than the lesser of (x) the Series B Conversion Price in effect immediately prior to the time of such issue or sale, (such number being appropriately adjusted to reflect the occurrence of any event described in paragraph 4G), and (y) the closing price of the Corporation's Common Stock on the Nasdaq SmallCap Market (or such other quotation system or securities exchange upon which the Corporation's Common Stock is then traded) on the Conversion Date, then, forthwith upon such issue or sale, the Series B Conversion Price shall be reduced to the price determined by dividing (i) the aggregate consideration received by the Corporation upon such issue or sale by (ii) the total number of shares of Common Stock issued upon such issue or sale. The provisions of this paragraph 4D may be waived in any instance, without a meeting, prospectively or retroactively, by the holders of Series B Convertible Preferred Stock by obtaining the approval of the holders of Series B Convertible Preferred Stock in the manner prescribed by paragraph 4.

            For purposes of this paragraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable:

                4D(1) Issuance of Rights or Options. Except for the Reserved Shares, in case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                4D(2) Issuance of Convertible Securities. Except for the Reserved Shares, in case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3), no adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series B Conversion Price have been or are to be made pursuant to other provisions of this paragraph 4D, no further adjustment of the Series B Conversion Price shall be made by reason of such issue or sale.

                4D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2), or the rate at which Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series B Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series B Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series B Conversion Price then in effect hereunder shall forthwith be increased to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                4D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the

         Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph 4G), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Series B Conversion Price then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Series B Convertible Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.

                4D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                4D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                4D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this paragraph 4D.

            4E. Adjustment of Series B Conversion Price to Conversion Date Price. In the event the average of the closing prices of the Common Stock on the Nasdaq SmallCap Market (or such other quotation system or securities exchange upon which the Corporation's Common Stock is then traded) as reported by the Nasdaq Stock Market for the consecutive 25-trading day period immediately preceding the Conversion Date (the "Conversion Date Price") is less than the then existing Series B Conversion Price, the Series B Conversion Price shall be immediately adjusted to equal the Conversion Date Price, provided, however, that in no event shall the Conversion Date Price be deemed to be less than fifty percent (50%) of the Original Purchase Price.

            4F. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series B Conversion Price in the case of the issuance of (i) shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and (ii) Reserved Shares.

            4G. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            4H. Reorganization or Reclassification. Subject to paragraph 3C, if any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            4I. Notice of Adjustment. Upon any adjustment of the Series B Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series B Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

            4J. Other Notices. In case at any time:

                (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            4K. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series B Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of

Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

            4L. No Reissuance of Series B Convertible Preferred Stock. Shares of Series B Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            4M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

            4N. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            4O. Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.001 per share, as constituted on the date of filing of these terms of the Series B Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series B Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4H.

            4P. Limitations on Conversion.

            (a) The holder of any share or shares of Series B Convertible Preferred Stock shall not be entitled to exercise the Conversion Right set forth in paragraph 4A prior to the Anniversary Date (as defined in the Purchase Agreement), provided, however, that the foregoing restriction shall not be applicable if any of the following events occurs:

                (i) a public announcement of a Change of Control (as defined in paragraph 6(a) hereof); or

                (ii) a material adverse change in the Corporation's business or condition (financial or otherwise).

            (b) The aggregate number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and the Warrants (as defined in the Purchase Agreement) shall not exceed 19.9% of the Corporation's issued and outstanding capital stock as of the Closing Date (as defined in the Purchase Agreement) without first obtaining stockholder approval as required by NASD Rule 4310(c)(25)(H)(i).

            4Q. Mandatory Conversion. All outstanding shares of Series B Convertible Preferred Stock shall automatically convert to shares of Common Stock on the third anniversary of the Closing Date (as defined in the Purchase Agreement).

         5. Right of First Refusal.

            (a) Subject to paragraph 5(e), for so long as any shares of Series B Convertible Preferred Stock remain outstanding during the twelve (12) month period after the Closing Date (as defined in the Purchase Agreement), the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, in any case whether from treasury shares, from the issuance of authorized but unissued shares or otherwise, any (i) shares of Common Stock, (ii) any Convertible Securities, or (iii) any Options unless, in each case, the Corporation shall have first offered to sell to each Eligible Purchaser (as defined in subparagraph (f) below) such Eligible Purchaser's Proportionate Percentage (as defined in subparagraph (f) below) of such securities (the "Offered Securities") at a unit price and on such other terms as shall have been specified by the Corporation in a written offer delivered to such Eligible Purchasers (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 10 days from the date it is delivered by the Corporation to the Eligible Purchasers.

            (b) Notice of each Eligible Purchaser's intention to accept an Offer made pursuant to subparagraph (a) above shall be evidenced by a writing (the "Notice of Acceptance") signed by such Eligible Purchaser and delivered to the Corporation prior to the end of the 10-day period of such Offer, setting forth the portion of the Offered Securities which such Eligible Purchaser elects to purchase. If any Eligible Purchaser fails to subscribe for all of its Proportionate Percentage of the Offered Securities to be sold, the participating Eligible Purchasers shall be entitled to purchase the balance of that Eligible Purchaser's Proportionate Percentage in the same proportion in which they were first entitled to purchase the Offered Securities (excluding for purposes of the computation of such proportions such Eligible Purchasers subscribing for less than their respective Proportionate Percentages). The Corporation shall by written notice notify each Eligible Purchaser five days following the expiration of the 10-day period described above of the amount of Offered Securities which each Eligible Purchaser may purchase pursuant to the foregoing sentence and each Eligible Purchaser shall then have five (5) additional days from the delivery of such notice to indicate such additional amount, if any, that such Eligible Purchaser wishes to purchase. This process shall be repeated until one or more such Eligible Purchasers have agreed, or no one or more such Eligible Purchasers have agreed, to accept the Offer with respect to all of the Offered Securities.

            (c) In the event that Notices of Acceptance are not given by the Eligible Purchasers in respect of all of the Offered Securities, the Corporation shall have 90 days from the expiration of the later of the foregoing 10 or 5 day period, whichever is applicable, to sell or enter into an agreement to sell all or any part of the Offered Securities as to which a Notice of Acceptance has not been given by the Eligible Purchasers (the "Refused Securities") to any other person or persons, on terms and conditions, including, without limitation, unit price, which are no more favorable to such other person or persons or less favorable to the Corporation and the Eligible Purchasers which have given Notices of Acceptance than those set forth in the Offer. Upon the closing of the sale of the Refused Securities, each applicable Eligible Purchaser shall purchase from the Corporation, and the Corporation shall sell to each applicable Eligible Purchaser, the Offered Securities in respect of which a Notice of Acceptance was delivered to the Corporation by such Eligible Purchaser, on the terms specified in the Offer.

            (d) Any Offered Securities not purchased by the Eligible Purchasers or other person or persons in accordance with subparagraph (c) above may not be sold or otherwise disposed of until they are again offered to the Eligible Purchasers under the procedures specified in subparagraphs (a), (b) and (c) hereof.

            (e) The rights of the Eligible Purchasers under this provision shall not apply to the following securities (the "Excluded Securities"):

                (i) Reserved Shares;

                (ii) shares of Common Stock issued as a stock dividend or upon any subdivision or combination of shares of Common Stock;

                (iii) shares of Common Stock issued upon the conversion of the
            Series B Convertible Preferred Stock;

                (iv) securities of the Corporation issued in connection with the acquisition of all or part of another entity or in connection with a joint venture or such other strategic investment; and

                (v) securities of the Corporation to be offered and sold to the public through underwriters pursuant to a registration statement under the Securities Act of 1933, as amended.

            (f) For purposes hereof, the following terms shall have the following respective meanings:

                (i) "Eligible Purchasers" shall mean any and all holders of shares of Series B Convertible Preferred Stock; and

                (ii) "Proportionate Percentage" shall mean, as to an Eligible
            Purchaser, that percentage which expresses the ratio which (x) the number of outstanding shares of Series B Convertible Preferred Stock then beneficially owned by such Eligible Purchaser bears to (y) the then aggregate number of outstanding shares of Series B Convertible Preferred Stock.

         6. Definitions. As used herein, the following terms shall have the following meanings:

            (a) The term Change of Control shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owners (as defined in rule 13(d)(3) under the Securities Exchange Act of 1934) of more than 50 percent (50%) of the total aggregate voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or (ii) a sale of assets constituting all or substantially all of the assets of the Corporation (determined on a consolidated basis).

            (b) The term "Purchase Agreement" shall mean the Series B Convertible Preferred Stock Purchase Agreement to be entered into on or about the date these Articles of Amendment become effective by and between the Corporation and Seaside Partners, L.P.

            (c) The term "Reserved Shares" shall mean (i) (A) 2,339,862 shares of Common Stock which are reserved for issuance to key employees, non-employee directors and consultants of the Corporation under the Corporation's 1992 Long-Term Incentive Plan, as amended, (B) 500,000 shares of Common Stock which are reserved for conversion of the outstanding Class A Preferred Stock, Series A, par value $2.00 per share (the "Series A Preferred Stock"), (C) 2,148,000 shares of Common Stock which remain reserved for conversion of the outstanding Series E Preferred Stock ("Series E Preferred Stock"), (D) 2,754,322 shares of Common Stock which are reserved for exercise of warrants issued in connection with the Series E Preferred Stock, (E) approximately 939,130 shares of Common Stock which are reserved for conversion of the Series B Convertible Preferred Stock, (F) 3,000,016 shares of Common Stock which are reserved for the exercise the exercise of outstanding warrants issued in connection with the Class A Preferred Stock, Series D (the "Series D Preferred Stock"), and (G) 3,625,349 shares of Common Stock which are reserved for the exercise of other outstanding warrants, including warrants issued in connection with the Class A Preferred Stock, Series C (the "Series C Preferred Stock"); (ii) 2,000,000 shares of Class B Preferred Stock, none of which are issued and outstanding or available for reissuance; and (iii) 1,000,000 shares of Class A Preferred Stock, (A) 500,000 shares of which have been designated Series A Preferred Stock, all of which are issued and outstanding, (B) 5,000 shares of which have been designated Series B Stock, 1,000 shares of which are issued and outstanding, (C) 5,200 shares of which have been designated Series E Preferred Stock, 3,222 shares of which are issued and outstanding, (D) 125,000 shares of which have been designated as Series C Preferred Stock, none of which are issued and outstanding or available for reissuance, and (E) 3,300 shares of which have been designated as Series D

Preferred Stock, none of which are issued and outstanding or available for reissuance. All of the foregoing are subject to adjustment to reflect an event described in paragraph 4G hereof.


                                   * * * * * *

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.


                      WARRANT TO PURCHASE SHARES OF COMMON
                          STOCK OF SCAN-GRAPHICS, INC.

Warrant No. _____                                       Dated: March ___, 2000



         This certifies that Seaside Partners, L.P. (the "Holder"), for value received, is entitled, subject to the terms set forth below, to purchase from SCAN-GRAPHICS, INC., a Pennsylvania corporation (the "Company"), [ ] ([ ]) fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.001 per share (the "Stock"), at a price of $[ ] per share (the "Stock Purchase Price") at any time but not earlier than the Commencement Date (as defined below) or later than 5:00 p.m. (New York Time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 649 North Lewis Road, Suite 220, Limerick, Pennsylvania 19468, Attention: President (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the form of Exercise Notice attached hereto duly completed and signed upon payment in cash, certified check or wire transfer of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date (as defined below). "Commencement Date" shall mean the date of this Warrant. "Expiration Date" shall mean the fifth anniversary of the Commencement Date.

         This Warrant is subject to the following terms and conditions:

         1.  Exercise; Issuance of Certificates; Payment for Warrant Shares.

             (a) This Warrant is exercisable by payment of the Stock Purchase Price by cash payment, certified check or wire transfer, in the manner set forth above at the option of Holder at any time but not earlier than the Commencement Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all or a portion of the shares of Stock subject to this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares (unless the Conversion Right is exercised). Subject to the provisions of Section 2, certificates for the Warrant Shares so purchased shall be delivered to Holder by the Company's transfer agent at the Company's expense within five (5) trading days of the date this Warrant shall have been surrendered and payment made for such Warrant Shares (unless the Conversion Right (as defined in Section 1(b) below) is exercised). The stock certificate(s) so delivered shall be in such denominations of Stock requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

             (b) Subject to the mutual agreement of the Company and the Holder, in lieu of the payment of the Stock Purchase Price, the Holder may require the Company to convert this Warrant into shares of Stock (the "Conversion Right") as provided for in this Section 1(b). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Stock equal to the quotient obtained by dividing (x) the value of the Warrant on the date the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Value (as defined in Section 1(d) below), for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Market Value of one share of Stock immediately prior to the exercise of the Conversion Right.

             (c) The Conversion Right may be exercised by the Holder by delivering the Warrant Certificate with a duly executed Exercise Notice in the form attached hereto with the conversion section completed to the Company.

             (d) For the sole purpose of determining the number of Warrant Shares which shall be delivered to the Holder by the Company pursuant to the Conversion Right as set forth in Section 1(b) above, Market Value shall mean the average of the daily high and low price of a share of the Stock as listed on the Nasdaq SmallCap Market (or such other exchange or quotation system on which the Stock may then be listed) for the ten (10) days of trading ending on the third business day preceding the date of exercise of such Conversion Right, or in the event the Stock is not then publicly traded, the Market Value shall be determined in good faith by the Company and the Holder. Unless otherwise agreed to by the parties hereto, in the event the parties are unable to agree upon the Market Value within thirty (30) days of the date of exercise of the Conversion Right, the Market Value shall be determined by a nationally recognized investment banking firm by lot from two (2) investment banking firms chosen by the Company and two (2) investment banking firms chosen by the Holder, none of which shall have been engaged by either party within five (5) years prior to the date of selection.

         2. Shares to Be Fully Paid; Reservation of Shares. The Company covenants and agrees that the Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes (other than income taxes which may be applicable to Holder), liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

         3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

         3.1 Subdivision or Combination of Stock and Stock Dividend. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

         3.2 Notice of Adjustment. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company. The notice shall be signed by an authorized officer of the Company and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3.3 Other Notices. If at any time:

             (a) the Company shall declare any cash dividend upon its Stock;

             (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

             (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

             (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up, (ii) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be.

         3.4 Changes in Stock. In case at any time prior to the Expiration Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or the Company shall make a distribution on its shares, other than regular cash dividends on its outstanding stock, or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 3.4 shall similarly apply to successive Transactions.

         4. Investment Representations.

             By receipt of this Warrant, and by its execution the Holder represents to the Company the following:

             (a) the Holder understands that this Warrant and any Stock purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws;

             (b) the Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant;

             (c) the Holder is acquiring this Warrant for investment for the Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act");

             (d) the Holder acknowledges and understands that the securities constitute "restricted securities" under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available; and

             (e) the Holder has no intention to engage in, or has any agreement to engage in, any hedging transactions (including, but not limited to, short sales, put and call options, cashless collar transactions or other forms of derivative security transactions) with respect to the Stock.

         5. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

         6. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. In addition, if the Holder of the Warrant does not exercise this Warrant or convert this Warrant pursuant to Section 1(b) above prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock pursuant to such event. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

         7. Restrictions on Transferability of Securities; Compliance With Securities Act.

         7.1 Restrictions on Transferability. This Warrant and the Warrant Shares shall not be transferable in the absence of the effectiveness of a registration statement with respect to such securities under the Act, or an exemption therefrom. This Warrant and the Warrant Shares may be transferred in any manner in compliance with applicable law.

         7.2 Restrictive Legend. In the absence of the effectiveness of registration under the Act or an exemption therefrom as contemplated by Section 7.1, each certificate representing the Warrant Shares or any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

         8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         9. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         10. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New Jersey without reference to the principles of conflicts of laws.

         11. Lost Warrants or Stock Certificates. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares and in the case of any such loss, theft, destruction or mutilation, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

                                     *******

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of the date first written above.

                                         SCAN-GRAPHICS, INC.


                                         By:
                                            -------------------------------
                                             Name:
                                             Title:

                             FORM OF EXERCISE NOTICE

                           (To be signed and delivered
                            upon exercise of Warrant)


SCAN-GRAPHICS, INC.
649 North Lewis Road
Suite 220
Limerick, Pennsylvania 19468
Attention:  President


         The undersigned, the holder of the within Warrant (Warrant Certificate Number __________), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder __________________, shares of Common Stock, par value $0.001 per share (the "Stock"), of SCAN-GRAPHICS, INC. (the "Company"), and subject to the following paragraph, herewith makes payment of ______________Dollars ($_________ ) therefor and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________________ whose address is ___________________________________.

         The undersigned does/does not (circle one) request the exercise of the within Warrant pursuant to the cashless exercise right set forth in Section 1(b) of the Warrant.


DATED: ____________________


                                        ---------------------------------------
                                        (Signature  must  conform in all
                                        respects to name of holder as specified
                                        on the face of the Warrant)

                                        ---------------------------------------

                                        ---------------------------------------
                                                       (Address)